Ogier

BioLingus (Cayman) Limited

D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/JTC/504808.000001

9 November 2023

Dear Sirs

BioLingus (Cayman) Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto (the **Registration Statement**), as filed with the United States Securities and Exchange Commission (the **Commission**) under the United States Securities Act of 1933, as amended (the **Act**). The Registration Statement relates to the offering (the **Offering**) of 360,000 ordinary shares of a par value of US$0.000001 each of the Company (the **Ordinary Shares**), plus an option to issue up to an aggregate of 54,000 additional Ordinary Shares to be offered by the Company pursuant to the Offering to cover the over-allotment option to be granted to the underwriters of the Company (collectively, the **IPO Shares**). The Company will also be issuing warrants to Univest Securities, LLC, the representative of the underwriters (the **Representative's Warrants**) to purchase such number of Ordinary Shares in the Company equal to an aggregate of four (4%) percent of the total number of IPO Shares sold in the Offering (the **Warrant Shares**).

In addition, there will be a resale by the selling shareholders as named in the Registration Statement (the **Resale**) of up to 1,800,000 Ordinary Shares which are presently issued and outstanding (the **Resale Shares**).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1 Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the **Documents**):

(a) the certificate of incorporation of the Company dated 8 August 2018 issued by the Registrar of Companies of the Cayman Islands (the **Registrar**);

(b) the amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 22 February 2023 (respectively, the **Memorandum** and the **Articles**);

(c) a certificate of good standing dated 29 June 2023 (the **Good Standing Certificate**) issued by the Registrar in respect of the Company;

(d) the register of directors of the Company as provided to us on 26 June 2023 (the **ROD**);

(e) the register of members of the Company as provided to us on 9 November 2023 (the **ROM**, and together with the ROD, the **Registers**);

(f) a draft copy of the underwriting agreement between the Company and the Univest Securities, LLC as exhibited to the Registration Statement (the **Underwriting Agreement**);

(g) a certificate from a director of the Company dated 9 November 2023 as to certain matters of facts (the **Director's Certificate**);

(h) a copy of the written resolutions of the directors of the Company dated 22 February 2023 approving the share subdivision;

(i) a copy of the written resolutions of the shareholders of the Company dated 22 February 2023 approving the share subdivision and adoption of the Memorandum and the Articles;

(j) a copy of the written resolutions of the directors of the Company dated 30 June 2023 and 3 November 2023 approving the Company's filing of the Registration Statement and issuance of the IPO Shares, the Representative's Warrants, the Warrant Shares and the Resale Shares (the **Board Resolutions**); and

(k) the Registration Statement.

2 Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a) all original documents examined by us are authentic and complete;

(b) all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c) all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d) each of the Good Standing Certificate, the Registers and the Director's Certificate is accurate and complete as at the date of this opinion;

(e) the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f) all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g) the Board Resolutions remain in full force and effect, have not been, and will not be rescinded or amended, and each of the director(s) of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h) the Company will duly execute and deliver the Underwriting Agreement in the draft form provided for us for review in accordance with Board Resolution;

(i) no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Ordinary Shares and none of the Ordinary Shares have been offered or issued to residents of the Cayman Islands;

(j) the Company is, and after the allotment and issuance of the IPO Shares and Warrant Shares, be able to pay its liabilities as they fall due; and

(k) there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3 Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a) The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised Share capital

(b) The authorised share capital of the Company is US$20,000 divided into 20,000,000,000 Ordinary Shares of a par value of US$0.000001 each.

Valid Issuance of IPO Shares and Warrant Shares

(c) The IPO Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i) issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement, the terms in the Underwriting Agreement and the Company's then effective memorandum and articles association; and

(ii) such issuance of IPO Shares have been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(d) The Warrant Shares which are to be issued pursuant to the Representative's Warrants when the Representative's Warrants are exercisable under the terms of the Underwriting Agreement, have been duly authorised for issue and when:

(i) issued by the Company upon due exercise of the Representative's Warrants in accordance with the terms of the Underwriting Agreement and in accordance with the Company's then effective memorandum and articles association; and

(ii) such issuance of Warrant Shares have been duly registered in the Company's register of members as fully paid shares,

will be, subject to payment of the exercise price therefor under the terms of the Representative's Warrants, validly issued, fully paid and non-assessable.

Valid Issuance of Representative's Warrants

(e) The Representative's Warrants have been duly authorised for issue and when issued by the Company in accordance with the terms set out in the Registration Statement, the terms in the Underwriting Agreement and the Company's then effective memorandum and articles association, will be validly issued.

Valid Issuance of the Resale Shares

(f) The Resale Shares being proposed for resale by the Selling Shareholder have been validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect them).

Registration Statement

(g) The statements contained in the Registration Statement which pertain to Cayman Islands law, including without limitation, in the sections headed "*Taxation - Cayman Islands*", "*Description of Ordinary Shares*" and "*Enforcement of Civil Liabilities*", in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4 Limitations and Qualifications

4.1 We offer no opinion:

(a) as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction,

and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b) except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2 Under the Companies Act (Revised) (**Companies Act**) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3 In **good standing** means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5 Governing law of this opinion

5.1 This opinion is:

(a) governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b) limited to the matters expressly stated in it; and

(c) confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2 Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6 Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "*Risk Factors*", "*Enforceability of Civil Liabilities*" and "*Legal Matters*" of the Registration Statement. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the IPO Shares, the Representative's Warrants, the Warrant Shares and the Resale Shares and while the Registration Statement is effective.

Yours faithfully

Ogier